Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
September 30, 2018

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Notice

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Geographic Diversification
As of September 30, 2018
Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,600,362	12%
New York	2	1,468,887	11%
Georgia	3	1,121,579	9%
Texas	3	1,001,357	8%
Pennsylvania	3	999,637	8%
Michigan	2	671,543	5%
Delaware	1	557,353	4%
Alabama	1	556,673	4%
North Carolina	3	505,056	4%
New Jersey	1	489,706	4%
Tennessee	1	448,150	3%
Ohio	1	411,859	3%
Arizona	1	410,734	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Louisiana	1	321,066	3%
Mississippi	1	320,348	3%
Utah	1	319,661	2%
Connecticut	1	311,593	2%
Iowa	1	276,331	2%
New Hampshire	1	250,107	2%
Maryland	1	199,425	2%
Total	36	12,923,009	100%

Unconsolidated Joint Venture Properties

	# of Centers	GLA	Ownership %
Charlotte, NC	1	397,857	50.00%
Columbus, OH	1	355,245	50.00%
Ottawa, ON	1	355,003	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,779	50.00%
Bromont, QC	1	161,307	50.00%
Saint-Sauveur, QC	1	99,405	50.00%
Total	8	2,370,457

Grand Total	44	15,293,466

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Property Summary - Occupancy at End of Each Period Shown
Consolidated properties

Location	Total GLA 9/30/18	% Occupied 9/30/18		% Occupied 6/30/18		% Occupied 9/30/17
Deer Park, NY	739,109	97%		97%		95%
Riverhead, NY	729,778	95%		92%		98%
Rehoboth Beach, DE	557,353	97%		98%		99%
Foley, AL	556,673	94%		95%		99%
Atlantic City, NJ	489,706	86%		87%		87%
San Marcos, TX	471,816	97%		96%		97%
Sevierville, TN	448,150	100%		99%		100%
Savannah, GA	429,089	97%		96%		97%
Myrtle Beach Hwy 501, SC	426,523	99%		88%		94%
Jeffersonville, OH	411,859	97%		96%		95%
Glendale, AZ (Westgate)	410,734	99%		97%		97%
Myrtle Beach Hwy 17, SC	403,425	99%		100%		100%
Charleston, SC	382,180	98%		97%		97%
Lancaster, PA	376,997	92%		92%		93%
Pittsburgh, PA	372,944	99%		98%		100%
Commerce, GA	371,408	99%		96%		97%
Grand Rapids, MI	357,105	95%		95%		97%
Fort Worth, TX	351,741	98%		97%		N/A
Daytona Beach, FL	351,721	100%		99%		97%
Branson, MO	329,861	100%		99%		100%
Locust Grove, GA	321,082	99%		100%		97%
Gonzales, LA	321,066	96%		98%		99%
Southaven, MS	320,348	93%		94%		97%
Park City, UT	319,661	98%		94%		97%
Mebane, NC	318,886	99%		99%		100%
Howell, MI	314,438	95%		94%		98%
Mashantucket, CT (Foxwoods)	311,593	95%		95%		94%
Williamsburg, IA	276,331	93%		93%		97%
Tilton, NH	250,107	94%		94%		93%
Hershey, PA	249,696	99%		100%		100%
Hilton Head II, SC	206,564	92%		92%		96%
Ocean City, MD	199,425	96%		96%		98%
Hilton Head I, SC	181,670	97%		97%		99%
Terrell, TX	177,800	95%		96%		96%
Blowing Rock, NC	104,009	96%		96%		98%
Nags Head, NC	82,161	98%		100%		100%
Total	12,923,009	96%	(1)	96%	(1)	97%	(2)

(1)	Excludes the occupancy rate at our Fort Worth outlet center which opened during the fourth quarter of 2017 and has not yet stabilized.

(2)	Excludes the occupancy rate at our Daytona Beach outlet center which opened during the fourth quarter of 2016 and had not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Unconsolidated joint venture properties

Location	Total GLA 9/30/18	% Occupied 9/30/18	% Occupied 6/30/18	% Occupied 9/30/17
Charlotte, NC	397,857	99%	99%	99%
Columbus, OH	355,245	96%	95%	96%
Ottawa, ON	355,003	94%	94%	93%
Texas City, TX (Galveston/Houston)	352,705	95%	95%	99%
National Harbor, MD	341,156	95%	95%	98%
Cookstown, ON	307,779	100%	99%	98%
Bromont, QC	161,307	80%	73%	72%
Saint-Sauveur, QC	99,405	96%	89%	96%
Total	2,370,457	95%	94%	95%	(1)

(1)	Excludes the occupancy rate at our Columbus outlet center which opened in June 2016 and had not yet stabilized.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Portfolio Occupancy at the End of Each Period (1)
(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Average Tenant Sales Per Square Foot by Outlet Center Ranking As of September 30, 2018 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	97%	2,793	22%	30%
Centers 6 - 10			$437	98%	1,842	15%	17%
Centers 11 - 15			$392	98%	1,544	12%	12%
Centers 16 - 20			$358	94%	1,914	15%	15%
Centers 21 - 25			$317	95%	1,703	14%	12%
Centers 26 - 30			$287	97%	1,606	13%	9%
Centers 31 - 35			$246	95%	1,169	9%	5%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$520	97%	2,793	22%	30%
Centers 1 - 10			$485	97%	4,635	37%	47%
Centers 1 - 15			$461	97%	6,179	49%	59%
Centers 1 - 20			$436	97%	8,093	64%	74%
Centers 1 - 25			$415	96%	9,796	78%	86%
Centers 1 - 30			$396	97%	11,402	91%	95%
Centers 1 - 35			$383	96%	12,571	100%	100%

Unconsolidated centers (4)			$456	97%	1,447	n/a	n/a
Domestic centers (5)			$390	96%	14,018	n/a	n/a

(1)
Sales are based on reports for the trailing 12 months by retailers which have occupied outlet center stores for a minimum of 12 months. Sales per square foot are based on all stores less than 20,000 square feet in size. Centers are ranked by sales per square foot for the trailing twelve months ended September 30, 2018. Excludes outlet centers open less than 12 full calendar months and centers which have not yet stabilized (Fort Worth, Texas opened in October 2017).

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Mebane, NC	Rehoboth, DE	Riverhead I, NY	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Lancaster, PA	Locust Grove, GA	Myrtle Beach 17, SC	Westgate, AZ
	Centers 11 - 15:	Charleston, SC	Grand Rapids, MI	Hershey, PA	Hilton Head I, SC	Pittsburgh, PA
	Centers 16 - 20:	Atlantic City, NJ	Foxwoods, CT	Gonzales, LA	Park City, UT	San Marcos, TX
	Centers 21 - 25:	Foley, AL	Howell, MI	Nags Head, NC	Savannah, GA	Southaven (Memphis), MS
	Centers 26 - 30:	Commerce, GA	Daytona Beach, FL	Hilton Head II, SC	Myrtle Beach 501, SC	Tilton, NH
	Centers 31 - 34:	Blowing Rock, NC	Jeffersonville, OH	Ocean City, MD	Terrell, TX	Williamsburg, IA

(3)
Based on the Company's forecast of Portfolio NOI (see non-GAAP definitions). The Company's forecast is based on management's estimates as of September 30, 2018 and may be considered a forward-looking statement which is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(4)	Includes domestic outlet centers open 12 full calendar months (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	National Harbor, MD	Texas City (Houston), TX
(5)	Includes consolidated portfolio and domestic unconsolidated joint ventures

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Top 25 Tenants Based on Percentage to Total Annualized Base Rent
As of September 30, 2018 (1)

Consolidated						Unconsolidated
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (2)	# of Stores
Ascena Retail Group, Inc.	Dress Barn, Loft, Ann Taylor, Justice, Lane Bryant, Maurices, roz & ALI	145	876,450	6.8%	7.0%	18
The Gap, Inc.	Gap, Banana Republic, Old Navy	98	1,034,948	8.0%	5.8%	17
PVH Corp.	Tommy Hilfiger, Van Heusen, Calvin Klein	67	410,108	3.2%	3.8%	15
Under Armour, Inc.	Under Armour, Under Armour Kids	33	257,375	2.0%	2.7%	6
Nike, Inc.	Nike, Converse, Hurley	44	468,184	3.6%	2.7%	11
G-III Apparel Group, Ltd.	Bass, Wilson's Leather, Donna Karan	59	273,742	2.1%	2.6%	6
Tapestry, Inc.	Coach, Kate Spade	47	225,215	1.7%	2.5%	10
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	38	268,167	2.1%	2.4%	7
Carter's, Inc.	Carters, OshKosh B Gosh	57	250,990	1.9%	2.3%	11
V. F. Corporation	VF Outlet, The North Face, Vans, Timberland, Lee/Wrangler	33	289,948	2.2%	2.2%	4
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	56	127,225	1.0%	1.9%	8
Michael Kors Holdings Limited	Michael Kors, Michael Kors Men's	29	136,241	1.1%	1.9%	5
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	41	200,056	1.5%	1.9%	2
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall, Lauren Ralph Lauren	38	380,955	2.9%	1.8%	5
Adidas AG	Adidas, Reebok	30	187,275	1.4%	1.7%	12
Chico's, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	47	135,901	1.1%	1.7%	6
Columbia Sportswear Company	Columbia Sportswear	19	148,892	1.2%	1.6%	3
Caleres Inc.	Famous Footwear, Naturalizer, Allen Edmonds	38	188,647	1.5%	1.6%	11
J. Crew Group, Inc.	J. Crew, J. Crew Men's	29	155,376	1.2%	1.5%	4
Brooks Brothers Group, Inc.	Brooks Brothers	28	165,469	1.3%	1.5%	5
Skechers USA, Inc	Skechers	32	144,313	1.1%	1.5%	6
Express Inc.	Express Factory	24	167,418	1.3%	1.5%	4
Children's Place, Inc.	Children's Place	25	150,526	1.2%	1.4%	5
Rack Room Shoes, Inc.	Rack Room Shoes	24	139,559	1.1%	1.3%	2
Eddie Bauer, LLC	Eddie Bauer	21	144,870	1.1%	1.3%	4
Total of Top 25 tenants		1,102	6,927,850	53.6%	58.1%	187

(1)	Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to month leases.

(2)
Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Include rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Lease Expirations as of September 30, 2018

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Excludes unconsolidated outlet centers. See table on page 4.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Capital expenditures (in thousands)

	Nine months ended
	September 30,
	2018	2017
Value-enhancing:
New center developments and expansions	$6,398	$87,486
Other	1,419	2,962
	7,817	90,448
Recurring capital expenditures:
Second generation tenant allowances	11,588	15,815
Operational capital expenditures	14,510	17,094
Major outlet center renovations	1,973	13,813
	28,071	46,722
Total additions to rental property-accrual basis	35,888	137,170
Conversion from accrual to cash basis	17,461	(4,558)
Total additions to rental property-cash basis	$53,349	$132,612

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Leasing Activity (1)

TTM ended	09/30/2018	09/30/2017
Re-tenanted Space (terms greater than 12 months)(1):
Number of leases	94	80
Gross leasable area	392,670	276,179
New initial rent per square foot	$33.64	$37.33
Prior expiring rent per square foot	$32.47	$33.91
Percent increase (2)	3.6%	10.1%

New straight line rent per square foot	$36.76	$41.96
Prior straight line rent per square foot	$32.29	$33.13
Percent increase (2)	13.8%	26.7%

Renewed Space (terms greater than 12 months)(1):
Number of leases	211	208
Gross leasable area	1,103,411	961,097
New initial rent per square foot	$30.31	$32.15
Prior expiring rent per square foot	$29.06	$29.74
Percent increase	4.3%	8.1%

New straight line rent per square foot	$31.41	$34.17
Prior straight line rent per square foot	$28.46	$29.26
Percent increase	10.4%	16.8%

Total Re-tenanted and Renewed Space (terms greater than 12 months)(1):
Number of leases	305	288
Gross leasable area	1,496,081	1,237,276
New initial rent per square foot	$31.19	$33.31
Prior expiring rent per square foot	$29.95	$30.67
Percent increase (2)	4.1%	8.6%

New straight line rent per square foot	$32.81	$35.91
Prior straight line rent per square foot	$29.47	$30.12
Percent increase (2)	11.4%	19.2%

Total Re-tenanted and Renewed Space (all terms)(3):
Number of leases	361	334
Gross leasable area	1,758,296	1,403,978
New initial rent per square foot	$29.70	$32.11
Prior expiring rent per square foot	$29.90	$30.38
Percent increase (decrease) (2)	(0.6)%	5.7%

New straight line rent per square foot	$31.09	$34.40
Prior straight line rent per square foot	$29.30	$29.82
Percent increase (2)	6.1%	15.4%

(1)
Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio

(2)	Excludes leases related to re-merchandising projects (see rent spreads including these leases on the following page)

(3)
Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Leasing Activity Including Re-merchandising Projects

TTM ended	09/30/2018	09/30/2017

Number of leases related to re-merchandising projects	3	6
Gross leasable area of these leases	62,772	102,441

Re-tenanted Space (terms greater than 12 months)(1):
Number of leases	97	86
Gross leasable area	455,442	378,620
New initial rent per square foot	$31.35	$31.33
Prior expiring rent per square foot	$30.28	$32.08
Percent increase	3.5%	(2.4)%

New straight line rent per square foot	$34.09	$34.78
Prior straight line rent per square foot	$30.13	$31.42
Percent increase	13.1%	10.7%

Total Re-tenanted and Renewed Space (terms greater than 12 months)(1):
Number of leases	308	294
Gross leasable area	1,558,853	1,339,717
New initial rent per square foot	$30.62	$31.92
Prior expiring rent per square foot	$29.42	$30.40
Percent increase	4.1%	5.0%

New straight line rent per square foot	$32.19	$34.34
Prior straight line rent per square foot	$28.95	$29.87
Percent increase	11.2%	15.0%

Re-tenanted Space (all terms)(2):
Number of leases	99	87
Gross leasable area	478,289	380,420
New initial rent per square foot	$30.31	$31.32
Prior expiring rent per square foot	$30.25	$32.05
Percent increase	0.2%	(2.3)%

New straight line rent per square foot	$32.92	$34.76
Prior straight line rent per square foot	$29.98	$31.39
Percent increase	9.8%	10.7%

Total Re-tenanted and Renewed Space (all terms)(2):
Number of leases	364	340
Gross leasable area	1,821,068	1,506,419
New initial rent per square foot	$29.27	$30.96
Prior expiring rent per square foot	$29.44	$30.16
Percent increase (decrease)	(0.6)%	2.6%

New straight line rent per square foot	$30.61	$33.11
Prior straight line rent per square foot	$28.86	$29.62
Percent increase	6.1%	11.8%

(1)
Represents change in rent (base rent and common area maintenance) for leases for a term of more than 12 months for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio

(2)
Represents change in rent (base rent and common area maintenance) for all leases for new stores that opened or renewals that started during the respective trailing twelve month periods within the consolidated portfolio, except for license agreements, seasonal tenants, and month-to-month leases

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Consolidated Balance Sheets (dollars in thousands)

	September 30,	December 31,
	2018	2017
Assets
Rental property:
Land	$278,632	$279,978
Buildings, improvements and fixtures	2,755,698	2,793,638
Construction in progress	762	14,854
	3,035,092	3,088,470
Accumulated depreciation	(953,158)	(901,967)
Total rental property, net	2,081,934	2,186,503
Cash and cash equivalents	4,404	6,101
Investments in unconsolidated joint ventures	111,305	119,436
Deferred lease costs and other intangibles, net	120,064	132,061
Prepaids and other assets	103,910	96,004
Total assets	$2,421,617	$2,540,105

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,136,184	$1,134,755
Unsecured term loan, net	323,416	322,975
Mortgages payable, net	88,359	99,761
Unsecured lines of credit, net	199,701	206,160
Total debt	1,747,660	1,763,651
Accounts payable and accrued expenses	70,132	90,416
Other liabilities	79,342	73,736
Total liabilities	1,897,134	1,927,803
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $.01 par value, 300,000,000 shares authorized, 93,907,034 and 94,560,536 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	939	946
Paid in capital	774,724	784,782
Accumulated distributions in excess of net income	(259,258)	(184,865)
Accumulated other comprehensive loss	(18,413)	(19,285)
Equity attributable to Tanger Factory Outlet Centers, Inc.	497,992	581,578
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	26,491	30,724
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	524,483	612,302
Total liabilities and equity	$2,421,617	$2,540,105

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Base rentals	$82,323	$80,349	$244,781	$241,467
Percentage rentals	3,210	3,138	6,666	6,798
Expense reimbursements	35,468	34,180	107,876	104,801
Management, leasing and other services	583	588	1,826	1,776
Other income	2,652	2,510	6,333	6,905
Total revenues	124,236	120,765	367,482	361,747
Expenses:
Property operating	39,653	37,571	119,817	115,074
General and administrative	10,752	10,934	32,861	33,846
Abandoned pre-development costs	—	(99)	—	528
Impairment charge	49,739	—	49,739	—
Depreciation and amortization	32,850	30,976	98,667	95,175
Total expenses	132,994	79,382	301,084	244,623
Operating income (loss)	(8,758)	41,383	66,398	117,124
Other income (expense):
Interest expense	(16,367)	(16,489)	(48,348)	(49,496)
Loss on early extinguishment of debt	—	(35,626)	—	(35,626)
Gain on sale of assets	—	—	—	6,943
Other non-operating income	261	591	661	683
Income (loss) before equity in earnings (losses) of unconsolidated joint ventures	(24,864)	(10,141)	18,711	39,628
Equity in earnings (losses) of unconsolidated joint ventures	1,833	(5,893)	6,233	(1,201)
Net income (loss)	(23,031)	(16,034)	24,944	38,427
Noncontrolling interests in Operating Partnership	1,172	815	(1,274)	(1,920)
Noncontrolling interests in other consolidated partnerships	—	—	278	—
Net income (loss) attributable to Tanger Factory Outlet Centers, Inc.	(21,859)	(15,219)	23,948	36,507
Allocation of earnings to participating securities	(313)	(306)	(889)	(907)
Net income (loss) available to common shareholders of Tanger Factory Outlet Centers, Inc.	$(22,172)	$(15,525)	$23,059	$35,600

Basic earnings per common share:
Net income (loss)	$(0.24)	$(0.17)	$0.25	$0.38

Diluted earnings per common share:
Net income (loss)	$(0.24)	$(0.17)	$0.25	$0.38

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Unconsolidated Joint Venture Information

The following table details certain information as of September 30, 2018, except for Net Operating Income ("NOI") which is for the nine months ended September 30, 2018, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger's Ownership %	Square Feet	Tanger's Share of Total Assets	Tanger's Share of NOI	Tanger's Share of Net Debt (1)
Charlotte	Charlotte, NC	50.0%	397,857	$40.3	$5.4	$49.7
Columbus	Columbus, OH	50.0%	355,245	41.3	3.7	42.3
Galveston/Houston	Texas City, TX	50.0%	352,705	25.2	3.1	39.8
National Harbor	National Harbor, MD	50.0%	341,156	44.4	3.9	43.4
RioCan Canada (2)	Various	50.0%	923,494	115.1	5.2	5.1
Total			2,370,457	$266.3	$21.3	$180.3

(1)	Net of debt origination costs and premiums.

(2)
Includes a 161,307 square foot center in Bromont, Quebec; a 307,779 square foot center in Cookstown, Ontario; a 355,003 square foot center in Ottawa, Ontario; and a 99,405 square foot center in Saint-Sauveur, Quebec.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Debt Outstanding Summary
As of September 30, 2018
(dollars in thousands)

	Total Debt Outstanding	Our Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit(3)	$203,100	$203,100	LIBOR + 0.875%	3.1%	10/28/2022	4.1
2023 Senior unsecured notes	250,000	250,000	3.875%	4.1%	12/1/2023	5.2
2024 Senior unsecured notes	250,000	250,000	3.75%	3.8%	12/1/2024	6.2
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	7.9
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	8.8
Unsecured term loan(4)	325,000	325,000	LIBOR + 0.95%	2.5%	4/13/2021	2.5
Net debt discounts and debt origination costs	(18,799)	(18,799)
Total net unsecured debt	1,659,301	1,659,301		3.5%		5.9
Secured mortgage debt:
Atlantic City, NJ	35,091	35,091	5.14% - 7.65%	5.1%	11/15/2021 - 12/8/2026	6.2
Southaven, MS	51,400	51,400	LIBOR + 1.80%	4.2%	4/29/2023	4.6
Debt premium and debt origination costs	1,868	1,868
Total net secured mortgage debt	88,359	88,359		4.6%		5.2
Total consolidated debt	1,747,660	1,747,660		3.5%		5.9
Unconsolidated JV debt:
Charlotte(5)	100,000	50,000	4.27%	4.3%	7/1/2028	9.8
Columbus	85,000	42,500	LIBOR + 1.65%	3.9%	11/28/2021	3.2
Galveston/Houston	80,000	40,000	LIBOR + 1.65%	3.9%	7/1/2022	3.8
National Harbor	87,000	43,500	LIBOR + 1.65%	3.9%	11/13/2019	1.1
RioCan Canada	9,998	4,999	5.75%	4.2%	5/10/2020	1.6
Debt premium and debt origination costs	(1,399)	(700)
Total unconsolidated JV net debt	360,599	180,299		4.0%		4.6
Total	$2,108,259	$1,927,959		3.6%		5.6

(1)	The effective interest rate includes the impact of discounts and premiums and interest rate swap agreements, as applicable. See page 18 for additional details.

(2)	Includes applicable extensions available at our option.

(3)
The Company has unsecured lines of credit that provide for borrowings of up to $600.0 million. The unsecured lines of credit include a $20.0 million liquidity line and a $580.0 million syndicated line. A 15 basis point facility fee is due annually on the entire committed amount of each facility. The syndicated line may be increased up to $1.2 billion through an accordion feature in certain circumstances.

(4)
In October 2018, we amended and restated our unsecured term loan, increasing the size of the loan from $325.0 million to $350.0 million, extending maturity from April 2021 to April 2024, and reducing the interest rate spread over LIBOR from 0.95% to 0.90%. The $25.0 million of proceeds were used to pay down the balances outstanding under our unsecured lines of credit.

(5)
In June 2018, the joint venture closed on a $100.0 million mortgage loan with a fixed interest rate of 4.3% and a maturity date of July 2028. The proceeds from the loan were used to pay off the $90.0 million mortgage loan with an interest rate of LIBOR + 1.45% that had an original maturity date of November 2018. The joint venture distributed the incremental net loan proceeds of $9.3 million equally to the partners.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Summary of Our Share of Fixed and Variable Rate Debt
As of September 30, 2018
(dollars in thousands)

	Total Debt %	Our Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity (1)

Consolidated:
Fixed (2)	88%	$1,536,811	3.5%	6.1
Variable	12%	210,849	3.6%	4.1
	100%	1,747,660	3.5%	5.9
Unconsolidated Joint ventures:
Fixed	30%	$54,854	4.3%	9.0
Variable	70%	125,445	3.9%	2.6
	100%	180,299	4.0%	4.6
Total:
Fixed	83%	1,591,665	3.6%	6.3
Variable	17%	336,294	3.8%	3.3
Total share of debt	100%	$1,927,959	3.6%	5.6

(1)	Includes applicable extensions available at our option.

(2)	The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 1.7% on notional amounts aggregating $365.0 million as follows:

(a)
Interest rate swaps entered into in December 2017 to hedge our variable interest rate exposure on notional amounts aggregating $150.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 2.2% from August 14, 2018 through January 1, 2021.

(b)
Interest rate swaps entered into in April 2016 to hedge our variable interest rate exposure on notional amounts aggregating $175.0 million. These interest rate swap agreements fix the base LIBOR rate at an average of 1.03% through January 1, 2021,

(c)
In March 2018, the consolidated joint venture that owns the Tanger outlet center in Southaven, Mississippi, entered into an interest rate swap, effective March 1, 2018, that fixed the base LIBOR rate at 2.5% on a notional amount of $40.0 million through January 31, 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Future Scheduled Principal Payments (dollars in thousands)(1)
As of September 30, 2018

Year	Tanger Consolidated Payments	Tanger's Share of Unconsolidated JV Payments	Total Scheduled Payments
2018	$813	$75	$888
2019	3,369	43,813	47,182
2020	3,566	4,611	8,177
2021	330,793	42,500	373,293
2022(2)	207,536	40,000	247,536
2023	306,168	346	306,514
2024	255,140	855	255,995
2025	1,501	892	2,393
2026	355,705	931	356,636
2027	300,000	972	300,972
2028 & thereafter	—	46,004	46,004
	$1,764,591	$180,999	$1,945,590
Net debt discounts and debt origination costs	(16,931)	(700)	(17,631)
	$1,747,660	$180,299	$1,927,959

(1)	Includes applicable extensions available at our option.

(2)	Includes principal balance of $203.1 million outstanding under the Company's unsecured lines of credit.
Senior Unsecured Notes Financial Covenants (1)
As of September 30, 2018

	Required	Actual	Compliance
Total Consolidated Debt to Adjusted Total Assets	<60%	51%	Yes
Total Secured Debt to Adjusted Total Assets	<40%	3%	Yes
Total Unencumbered Assets to Unsecured Debt	>150%	184%	Yes
Consolidated Income Available for Debt Service to Annual Debt Service Charge	>1.5	5.25	Yes

(1)
For a complete listing of all debt covenants related to the Company's Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations ("FFO") is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with GAAP. We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"), of which we are a member. FFO represents net income (loss) (computed in accordance with GAAP) before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization of real estate assets, impairment charges on depreciable real estate of consolidated real estate and after adjustments for unconsolidated partnerships and joint ventures, including depreciation and amortization, and impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Adjusted Funds From Operations ("AFFO"), which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

•	FFO, which includes discontinued operations, may not be indicative of our ongoing operations; and

•	Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Adjusted Funds From Operations

We present AFFO as a supplemental measure of our performance. We define AFFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating AFFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of AFFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present AFFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use AFFO when certain material, unplanned transactions occur as a factor in evaluating management's performance and to evaluate the effectiveness of our business strategies, and may use AFFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

AFFO has limitations as an analytical tool. Some of these limitations are:

•	AFFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	AFFO does not reflect changes in, or cash requirements for, our working capital needs;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and AFFO does not reflect any cash requirements for such replacements;

•	AFFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate AFFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, AFFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using AFFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution ("FAD") is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of share-based compensation, straight line rent amounts, market rent amounts, less 2nd generation tenant allowances, capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income ("Portfolio NOI") and same center net operating income ("Same Center NOI") as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization and gains or losses on the sale of outparcels recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income, FFO or AFFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table found earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Reconciliation of Net Income to FFO and AFFO (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss)	$(23,031)	$(16,034)	$24,944	$38,427
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	32,237	30,396	96,841	93,634
Depreciation and amortization of real estate assets - unconsolidated joint ventures	3,466	3,583	10,020	10,971
Impairment charge - consolidated	49,739	—	49,739	—
Impairment charge - unconsolidated joint ventures	—	9,021	—	9,021
Gain on sale of assets	—	—	—	(6,943)
FFO	62,411	26,966	181,544	145,110
FFO attributable to noncontrolling interests in other consolidated partnerships	—	—	278	—
Allocation of earnings to participating securities	(560)	(306)	(1,571)	(1,346)
FFO available to common shareholders (1)	$61,851	$26,660	$180,251	$143,764
As further adjusted for:
Abandoned pre-development costs	—	(99)	—	528
Make-whole premium due to early extinguishment of debt (2)	—	34,143	—	34,143
Write-off of debt discount and debt origination costs due to early extinguishment of debt (2)	—	1,483	—	1,483
Impact of above adjustments to the allocation of earnings to participating securities	—	(249)	—	(254)
AFFO available to common shareholders (1)	$61,851	$61,938	$180,251	$179,664
FFO available to common shareholders per share - diluted (1)	$0.63	$0.27	$1.83	$1.44
AFFO available to common shareholders per share - diluted (1)	$0.63	$0.63	$1.83	$1.80

Weighted Average Shares:
Basic weighted average common shares	93,109	93,923	93,349	94,781
Effect of outstanding options and restricted common shares	—	—	—	23
Diluted weighted average common shares (for earnings per share computations)	93,109	93,923	93,349	94,804
Exchangeable operating partnership units	4,995	5,028	4,995	5,028
Diluted weighted average common shares (for FFO and AFFO per share computations) (1)	98,104	98,951	98,344	99,832

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

(2)	Due to charges related to the redemption of our $300.0 million 6.125% senior notes due 2020.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
FFO available to common shareholders	$61,851	$26,660	$180,251	$143,764
Adjusted for:
Corporate depreciation excluded above	613	580	1,826	1,541
Amortization of finance costs	748	1,655	2,280	3,404
Amortization of net debt discount (premium)	105	837	309	1,082
Amortization of equity-based compensation	3,769	3,318	10,814	10,114
Straight line rent adjustment	(1,450)	(1,456)	(4,744)	(4,749)
Market rent adjustment	729	416	1,980	2,107
2nd generation tenant allowances	(3,262)	(5,573)	(11,588)	(14,788)
Capital improvements	(5,562)	(9,567)	(16,483)	(30,907)
Adjustments from unconsolidated joint ventures	(456)	(269)	(875)	(1,411)
FAD available to common shareholders (1)	$57,085	$16,601	$163,770	$110,157
Dividends per share	$0.3500	$0.3425	$1.0425	$1.0100
FFO payout ratio	56%	127%	57%	70%
FAD payout ratio	60%	201%	62%	92%
Diluted weighted average common shares (1)	98,104	98,951	98,344	99,832

(1)
Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company's common shares, subject to certain limitations to preserve the Company's REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio (in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss)	$(23,031)	$(16,034)	$24,944	$38,427
Adjusted to exclude:
Equity in (earnings) losses of unconsolidated joint ventures	(1,833)	5,893	(6,233)	1,201
Interest expense	16,367	16,489	48,348	49,496
Gain on sale of assets	—	—	—	(6,943)
Loss on early extinguishment of debt	—	35,626	—	35,626
Other non-operating income	(261)	(591)	(661)	(683)
Impairment charge	49,739	—	49,739	—
Depreciation and amortization	32,850	30,976	98,667	95,175
Other non-property expenses	501	371	1,143	993
Abandoned pre-development costs	—	(99)	—	528
Corporate general and administrative expenses	10,725	11,020	32,532	33,499
Non-cash adjustments (1)	(702)	(1,020)	(2,707)	(2,580)
Lease termination fees	(70)	(162)	(1,134)	(2,796)
Portfolio NOI	84,285	82,469	244,638	241,943
Non-same center NOI (2)	(4,580)	(1,972)	(13,022)	(6,910)
Same Center NOI	$79,705	$80,497	$231,616	$235,033

(1)	Non-cash items include straight-line rent, above and below market rent amortization and gains or losses on outparcel sales.

(2)	Excluded from Same Center NOI:

Outlet centers opened:		Outlet centers sold:		Outlet center expansions:
Fort Worth	October 2017	Westbrook	May 2017	Lancaster	September 2017

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Non-GAAP Pro Rata Balance Sheet Information as of September 30, 2018 (in thousands)

Non-GAAP
Pro Rata Portion Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$47,059
Buildings, improvements and fixtures	251,715
Construction in progress	1,584
300,358
Accumulated depreciation	(55,107)
Total rental property, net	245,251
Cash and cash equivalents	6,683
Deferred lease costs and other intangibles, net	4,694
Prepaids and other assets	9,681
Total assets	$266,309
Liabilities and Owners' Equity
Liabilities
Mortgages payable, net	$180,299
Accounts payable and accruals	5,558
Total liabilities	185,857
Owners' equity	80,452
Total liabilities and owners' equity	$266,309

(1)
The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $4.1 million as of September 30, 2018 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Non-GAAP Pro Rata Statement of Operations Information year to date September 30, 2018 (in thousands)

	Non-GAAP Pro Rata Portion
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Base rentals	$—	$20,403
Percentage rentals	—	1,811
Expense reimbursements	—	12,900
Other income	—	356
Total revenues	—	35,470
Expense:
Property operating	—	14,016
General and administrative	—	151
Depreciation and amortization	—	10,021
Total expenses	—	24,188
Operating income	—	11,282
Other income (expense):
Interest expense	—	(5,137)
Other nonoperating income	278	88
Net income	$278	$6,233

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlet.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 9/30/2018